FOR IMMEDIATE RELEASE                                    FOR FURTHER INFORMATION
April 20, 2005                                           Brendan J. McGill
                                                         Senior VP and CFO
                                                         (215) 256-8828

SUMMARY: Harleysville Savings Financial Corporation announces second quarter earnings for fiscal year 2005 and declaration of regular cash dividend

Harleysville, PA., April 20, 2005 - Harleysville Savings Financial Corporation (NASDAQ:HARL) reported today that the Company's board of directors declared a regular quarterly cash dividend for the second quarter of fiscal year 2005 amounting to $.15 per share. This is an increase of 25% over the cash dividend paid during the same quarter last year. This is the 71st consecutive quarter that the Company has paid a cash dividend. The cash dividend will be payable on May 25, 2005 to stockholders of record on May 11, 2005.

Net income for the second quarter of fiscal year 2005 amounted to $1,242,000 or $.32 per diluted share compared to $1,235,000 or $.32 per diluted share for the same quarter last year. Core earnings represented by net interest income increased 7.9% to $3,346,000 for the quarter compared to $3,100,000 for the same quarter last year. Operating expenses amounted to $2,013,000 compared to $1,888,000 for the same quarter last year. Other income increased 10.7% to $341,000 for the quarter compared to $308,000 for the same quarter last year. There were no gains on the sale of investments and loans compared to $126,000 for the same quarter last year.

Net income for the first six months of fiscal year 2005 amounted to $2,497,000 or $.64 per diluted share compared to $2,444,000 or $.63 per diluted share for the same period last year. Core earnings represented by net interest income increased 9.7% to $6,573,000 for the six month period compared to $5,993,000 for the same period last year. Operating expenses amounted to $3,972,000 compared to $3,634,000 for the same period last year. Other income increased 7.1% to $691,000 for the six month period compared to $645,000 for the same period last year. Gains on the sale of investments and loans amounted to $64,000 for the six month period compared to $242,000 for the same period last year.

The Company's assets increased to $748 million compared to $694 million a year ago. Stockholders' book value increased to $11.85 per share compared to $11.16 a year ago. As of March 31, 2005, the Company's ratio of non-performing assets plus 90 day delinquent loans amounted to .03% of total assets and its efficiency ratio for the quarter was 54.61%, both outstanding performance ratios for the industry.

Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank. Headquartered in Harleysville Pennsylvania and located in Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of March 31, 2005



(Dollars in thousands except per share data)                   Year-To-Date
                                                          ---------------------       ---------------------
((1) Unaudited)                                             Six Months Ended:          Three Months Ended:
                                                          ---------------------       ---------------------
                                                          Mar 31,       Mar 31,       Mar 31,       Mar 31,
Selected Consolidated Earnings Data                       2005 (1)      2004 (1)      2005 (1)      2004 (1)
---------------------------------------------------       -------       -------       -------       -------
Total interest income                                     $17,427       $16,169       $ 8,849       $ 8,105
Total interest expense                                     10,854        10,176         5,503         5,005
                                                          -------       -------       -------       -------

Net Interest Income                                         6,573         5,993         3,346         3,100
Provision for loan losses                                      --            --            --            --
                                                          -------       -------       -------       -------
Net Interest Income after Provision for Loan Losses         6,573         5,993         3,346         3,100

Gain on sale of investments                                    64           225            --           115
Gain on sales of loans                                         --            17            --            11
Other income                                                  691           645           341           308
Total other expenses                                        3,972         3,634         2,013         1,888
                                                          -------       -------       -------       -------

Income before Income taxes                                  3,356         3,246         1,674         1,646
Income tax expense                                            859           802           432           411
                                                          -------       -------       -------       -------

Net Income                                                $ 2,497       $ 2,444       $ 1,242       $ 1,235
                                                          =======       =======       =======       =======

Per Common Share Data
-----------------------------------------------------
Basic earnings                                         $     0.65    $     0.64    $     0.32    $     0.32
Diluted earnings                                       $     0.64    $     0.63    $     0.32    $     0.32
Dividends                                              $     0.28    $     0.24    $     0.15    $     0.12
Book value                                             $    11.85    $    11.16    $    11.85    $    11.16
Shares outstanding                                      3,865,526     3,810,230     3,865,526     3,810,230
Average shares outstanding - basic                      3,857,206     3,797,643     3,854,294     3,813,177
Average shares outstanding - diluted                    3,915,365     3,888,740     3,926,205     3,897,528


Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of March 31, 2005


(Dollars in thousands except per share data)      Year-To-Date
                                               -------------------       --------------------
((1) Unaudited)                                 Six Months Ended:         Three Months Ended:
                                               -------------------       --------------------
                                               Mar 31,     Mar 31,       Mar 31,      Mar 31,
Other Selected Consolidated Data               2005 (1)    2004 (1)      2005 (1)     2004 (1)
-------------------------------------------    -------     -------       -------      -------
Return on average assets                         0.68%        0.71%        0.67%        0.71%
Return on average equity                        11.08%       11.74%       10.91%       11.74%
Interest rate spread                             1.70%        1.62%        1.71%        1.66%
Net yield on interest earning assets             1.86%        1.79%        1.87%        1.83%
Operating expenses to average assets             1.09%        1.08%        1.09%        1.09%
Efficiency ratio                                54.68%       54.74%       54.61%       55.41%
Ratio of non-performing loans to total
  assets at end of period                        0.03%        0.05%        0.03%        0.05%
Loan loss reserve to total loans, net            0.57%        0.61%        0.57%        0.61%


                                              ---------------------------------------------------------------------------
                                               Mar 31,          Dec 31,          Sept 30,        June 30,        Mar 31,
Selected Consolidated Financial Data           2005 (1)         2004(1)            2004           2004(1)        2004 (1)
------------------------------------------    ---------------------------------------------------------------------------
Total assets                                  $ 748,425        $726,957          $718,232        $707,914        $693,888
Loans receivable - net                          347,555         341,110           338,584         327,664         321,775
Loan loss reserve                                 1,971           1,974             1,977           1,980           1,984
Cash & investment securities                     89,760          79,651            80,595          81,912          82,993
Mortgage-backed securities                      273,099         269,007           265,087         266,012         257,480
FHLB stock                                       15,732          15,340            15,184          14,836          14,417
Deposits                                        411,852         408,766           405,231         402,654         395,304
FHLB advances                                   285,214         268,222           265,953         255,812         251,307
Total stockholders' equity                       45,990          45,203            44,313          43,275          42,518